UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 1, 2023, NovAccess Global Inc. entered into a term sheet (the “term sheet”) with Sumner Investment Group Inc. (“Sumner”) summarizing the terms of a proposed transaction with Sumner in which Sumner would acquire 33.0 million newly issued shares of our unregistered common stock for $0.11 a share, or $3.63 million in total, and loan us $7.05 million (collectively, the “transaction”). Sumner is a global company that has created value across a diverse range of assets focusing on the procurement of products and services for governments and corporations around the world with an emphasis on healthcare, defense and logistics.

Sumner would acquire the shares in two tranches, with the first $200,200 upon signing a more complete definitive agreement and the remaining $3.43 million at a closing to be held by December 31, 2023. The loans would also be made in two tranches, with $3.05 million on December 31, 2023 and the remaining $4.0 million on March 15, 2024. The loans would have a five-year term, bear interest at 10% a year, and be convertible into shares of NovAccess common stock at $0.11 a share. In connection with the transaction, Sumner would have the right to appoint up to three new members to our board of directors. We are working with Sumner to prepare definitive agreements reflecting the terms of the transaction in additional detail and expect to execute the agreements by September 30, 2023.

The transaction with Sumner is subject to numerous contingencies, including Sumner raising the capital necessary to fund the transaction, the completion of definitive agreements reflecting the transaction, and the conversion of our outstanding shares of preferred stock to common. As a result, we cannot guaranty that the transaction will be completed on the terms summarized in the term sheet, when we expect the closing to occur, or at all.

The term sheet is filed as an exhibit to this Current Report on Form 8-K. The description above is qualified in its entirety by reference to the full text of the term sheet.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20.1 NovAccess Global Common Stock Offering Term Sheet dated September 1, 2023 between NovAccess Global Inc. and Sumner Investment Group Inc.

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: September 11, 2023	/s/ Dwain K. Irvin
By Dwain K. Irvin, Chief Executive Officer